UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2018

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(e) - Avtar Dhillon Resignation and Advisory Agreement

On July 17, 2018, Dr. Avtar Dhillon, the Chairman of the Board of Directors of the Company (the “Board”) advised Dr. Terrence Norchi, President, Chief Executive Officer and Secretary of the Company, in writing of his decision to resign from the Board, which became effective on July 19, 2018. Dr. Dhillon’s decision to resign did not involve any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Dr. Dhillon had served as the Chairman of the Board since April 2013, and as member of the Board of its predecessor, Arch Biosurgery, Inc., since May 2011.

In connection with Dr. Dhillon’s resignation, the members of the Board other than Dr. Dhillon approved an advisory agreement (the “Advisory Agreement”) pursuant to which Dr. Dhillon would continue his service to the Company as an advisor, and receive under the Company’s 2013 Stock Incentive Plan (the “Plan”) a (i) stock option exercisable for 220,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at an exercise price equal to the Fair Market Value of the Company’s Common Stock on the date of grant that will vest in equal increments over the next twelve months, subject to Dr. Dhillon’s continued service as an advisor under his Advisory Agreement through each applicable vesting date; and (ii) restricted stock grant of 220,000 shares of Common Stock that will vest in full upon the second anniversary of the date of grant (the “Advisory Agreement Grants”). Dr. Dhillon’s equity grants under the Plan became effective upon his execution of the Advisory Agreement, which occurred on July 19, 2018, and the Fair Market Value of the Company’s Common Stock on that date was $0.425. The form of stock option award agreement and restricted stock award pursuant to which the Advisory Agreement Grants were made were previously filed as Exhibits 10.13 and 10.15 to the Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission (“SEC”) on August 14, 2013 (File Number 000-54986).

The foregoing description of the Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Advisory Agreement filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

(d)(e) - Punit Dhillon Board Appointment

On July 20, 2018, the Company announced that the Board appointed Punit Dhillon (“Mr. Dhillon”), the co-founder and former President and CEO of OncoSec Medical Incorporated (“OncoSec”), a biotechnology company pioneering new technologies to stimulate the body’s immune system to target and attack cancer, as a director of the Company effective on July 19, 2018. Mr. Dhillon is the nephew of Dr. Dhillon, and is also a member of the board of directors of OncoSec and Emerald Health Sciences, Inc, both of which are companies for which Dr. Dhillon is the chairman of the board.

Under the Company’s current compensation policy for non-employee directors, which was adopted March 23, 2014, Mr. Dhillon will receive an annual cash fee of $50,000, which will be prorated for the current fiscal year. In addition, pursuant to the offer letter (the “Offer Letter”) extended to Mr. Dhillon in connection with his appointmenbt to the Board, Mr. Dhillon was granted a stock option award under the Plan that became effective upon Dr. Dhillon’s resignation, which occurred on July 19, 2018 (the “Option Grant”). The Option Grant is exercisable for 200,000 shares of the Company’s common stock, par value $0.001 (“Common Stock”), at an exercise price of $0.425 per share (the Fair Market Value of the Company’s Common Stock on July 19, 2018), and will vest in equal increments over the next twelve months, subject to his continued service on the Board through each applicable vesting date (the “Option Grant”). The form of stock option award agreement pursuant to which the Option Grant was made was previously filed as Exhibit 10.13 to the Quarterly Report on Form 10-Q filed by the Company with the SEC on August 14, 2013 (File Number 000-54986).

There is no arrangement or understanding under which Mr. Dhillon was appointed to the Board, and except as set forth above, there are no relationships between Mr. Dhillon and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the copy of the Offer Letter filed herewith as Exhibit 10.4 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01	Other Events.

On July 20, 2018, the Company issued a press release announcing Dr. Dhillon’s resignation from and Mr. Dhillon appointment to the Board. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are being filed herewith:

			Incorporated By Reference
Exhibit No.	Exhibit Title	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
10.1#	Advisory Agreement, effective July 19, 2018, by and between Arch Therapeutics, Inc. and Dr. Avtar Dhillon	X

10.2#	Form of Stock Option Award Agreement under Arch Therapeutics, Inc. 2013 Stock Incentive Plan		10-Q	10.13	000-54986	8/14/2013

10.3#	Form of Restricted Stock Bonus Award Agreement under Arch Therapeutics, Inc. 2013 Stock Incentive Plan		10-Q	10.15	000-54986	8/14/2013

10.4#	Offer Letter to Join the Board of Directors of Arch Therapeutics, Inc. dated July 19, 2018, by and between Arch Therapeutics, Inc. and Punit Dhillon	X

99.1	Press Release issued by Arch Therapeutics, Inc. on July 20, 2018	X

#	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: July 20, 2018	By:	/s/ Terrence W. Norchi, M.D.
	Name:	Terrence W. Norchi, M.D.
	Title:	President, Chief Executive Officer and Secretary

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